Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Appoints Robert Hershberg, M.D., Ph.D.

to its Board of Directors

SEATTLE – March 3, 2015 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today announced that Robert Hershberg, M.D., Ph.D. has been appointed to its Board of Directors, effective March 2, 2015. The Board now consists of six members.

Dr. Hershberg brings to the Board extensive executive and board level expertise in the fields of immuno-oncology and translational medicine, as well as a passion for the advancement of early cancer screening technologies. He joined Celgene Corporation, a publicly-traded biopharmaceutical company, in July 2014 as Senior Vice-President of Immuno-Oncology and currently leads Celgene’s research and early development efforts across its immuno-oncology portfolio. He also oversees the newly formed Celgene Immuno-Oncology Center of Excellence in Seattle, Washington, which is focused on Translational Medicine ranging from basic immunology/biomarker development, immuno-profiling, systems immunology and early clinical development of existing and novel compounds.

Dr. Hershberg is also the founder, President and CEO of VentiRx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company committed to the development and commercialization of novel small molecule product candidates targeting Toll-like receptor 8 (TLR8) for cancer, and serves as an independent member of the Board of Directors of Adaptive Biotechnologies Corp., a clinical stage diagnostics company using next generation sequencing to profile the adaptive immune system. Previously, he was Chief Medical Officer of Dendreon Corporation, a biotechnology company, and Vice President, Medical Genetics of Corixa Corporation, a developer of immunotherapeutics.

“Rob has watched and used molecular tools to diagnose cancer patients for more than two decades. He brings true depth of translational and clinical development experience to NanoString, and is a leader in the dynamic field of immuno-oncology. It is a privilege to have him join our team, and we expect that his perspective will be especially valuable in guiding our expansion into the dynamic field of immuno-oncology,” said President and Chief Executive Officer, Brad Gray.

“I look forward to working with the NanoString team, as we share a passion for developing technology that benefits cancer patients,” said Dr. Hershberg. “NanoString is emerging as a leader and innovator in cancer research and diagnosis, and I am delighted to join them at this exciting stage of their growth.”

During the past 20 years, Dr. Hershberg has remained board-certified in Medical Genetics and has maintained his academic role as an Attending Physician at the University of Washington Medical Center. He sees patients as a volunteer on a monthly basis at the University of Washington, focusing on patients with a genetic predisposition to cancer. Dr. Hershberg received his undergraduate degree in molecular biology and M.D. at the University of California, Los Angeles, and his Ph.D. in Biology at The Salk Institute of the University of California, San Diego.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in over 600 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology has now been applied to diagnostic use. The Prosigna Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

For more information, please visit www.nanostring.com.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the company’s expansion into the field of immuno-oncology. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

Contact:

Leigh Salvo of Westwicke Partners

For NanoString Technologies

leigh.salvo@westwicke.com

415-513-1281